Exhibit 4.1

Global Fixed Rate Note

REGISTERED NO.

MADISON GAS AND ELECTRIC COMPANY

Fixed Rate
Medium-Term Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The following summary of terms is subject to the provisions set forth below:

CUSIP:                                               557497AQ7

ORIGINAL ISSUE DATE(S):          December 29, 2006

PRINCIPAL AMOUNT:                   $30,000,000

MATURITY DATE:                          January 15, 2017

INTEREST RATE:                            5.25%

INTEREST PAYMENT DATES:       January 15 and

                                                              July 15

RECORD DATES:                             January 1 and July 1

OPTIONAL REDEMPTION:                ☑Yes      ☐ No

INITIAL REDEMPTION DATE:      December 29, 2006

AMORTIZING NOTE:                         ☐ Yes     ☑ No

OPTION TO ELECT

        REPAYMENT:                              ☐ Yes     ☑ No

OPTIONAL EXTENSION OF

       ORIGINAL MATURITY DATE:  ☐ Yes     ☑ No

EXTENSION PERIOD:                            N/A

NUMBER OF EXTENSION PERIODS: N/A

FINAL MATURITY DATE:                   January 15, 2017

OPTIONAL INTEREST RESET:             ☐ Yes    ☑ No

OPTIONAL INTEREST RESET              N/A

       DATES:

ORIGINAL ISSUE DISCOUNT

        NOTE:                                                ☐ Yes    ☑ No

ISSUE PRICE (percentage of principal):  99.727%

YIELD TO MATURITY:                          5.285%

RENEWABLE AT OPTION OF

        HOLDER:                                           ☐ Yes   ☑ No

ANNEX ATTACHED (and

      incorporated by reference

      herein):                                                  ☑ Yes  ☐  No

Madison Gas and Electric Company, a Wisconsin corporation (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum specified above, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Maturity date specified above and to pay interest thereon, in such coin or currency, from and including the Original Issue Date (or if this Global Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which such Original Issue Date is applicable) specified above, or from and including the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be.  Interest shall be paid in arrears semiannually on each Interest Payment Date in each year commencing on (a) the first such Interest Payment Date next succeeding the earliest Original Issue Date or Dates, or (b) if such Original Issue Date is after a Record Date and prior to the first Interest Payment Date, on the second Interest Payment Date, at the per annum Interest Rate set forth above until Maturity and the principal hereof is paid or made available for payment.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date specified above next preceding such Interest Payment Date; provided, however, that if an Original Issue Date falls between a Record Date and the next Interest Payment Date, the first payment of interest with respect to such Original Issue Date will be paid on the second Interest Payment Date subsequent to such Original Issue Date to the Person in whose name this Note is registered at the close of business on the Record Date for such second Interest Payment Date; and provided, further, that interest payable on the Maturity date or, if applicable, upon redemption, shall be payable to the Person to whom principal shall be payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Noteholders not less than fifteen days prior to such Record Date.  Payment of the principal of and any premium and interest on this Note shall be made on or before 10:30 A.M., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment is due, by wire transfer into the account specified by the Depositary; provided, however, that as a condition to the payment at the Maturity date of any part of the principal and any applicable premium of this Global Note, the Depositary shall surrender, or cause to be surrendered, this Global Note to the Trustee.  The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed on the Holder of this Note.

Under certain circumstances, this Global Note is exchangeable in whole or from time to time in part for a definitive individual Note or Notes, with the same Original Issue Date or Dates, Maturity date, Interest Rate and redemption and other provisions as provided herein or in the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  December 29, 2006

MADISON GAS AND ELECTRIC COMPANY

By:  /s/ Terry A. Hanson

Terry A. Hanson

Vice President, Chief Financial Officer and Secretary

By:  /s/ Jeffrey C. Newman

Jeffrey C. Newman

Vice President and Treasurer

TRUSTEE’S CERTIFICATE

    OF AUTHENTICATION

This is one of the Notes referred

to in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A.,

     as Trustee

By:  /s/ Janice Ott Rotunno

Authorized Signatory

[Signature Page to Note]

MADISON GAS AND ELECTRIC COMPANY

MEDIUM-TERM NOTE

This Global Note is one of, and a global security which represents Notes which are part of, the duly authorized Notes of the Company (herein called the “Notes”), issued and to be issued under an Indenture dated as of September 1, 1998 (herein called the “Indenture”) between the Company and The Bank of New York Trust Company, N.A. (as successor to Bank One, N.A.), as Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Each Note shall be dated the date of its authentication by the Trustee.  Each Note shall also bear an Original Issue Date or Dates which with respect to this Global Note (or any portion thereof) shall mean the date or dates of the original issue of the Notes represented hereby as specified on the face hereof, and such Original Issue Date or Dates shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of such original Note (or such subsequently issued Notes) regardless of their dates of authentication.  The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, and may otherwise vary, all as provided in the Indenture.

Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity.  Unless otherwise specified on the face hereof, payments on this Note with respect to any particular Interest Payment Date or the Maturity date will include interest accrued from and including the applicable Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the particular Interest Payment Date or the Maturity date.  Interest on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified on the face hereof, if this Note is an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof.  If this Note is an Amortizing Note, a table setting forth the schedule of dates and amounts of payments of principal of and interest on this Note or the formula for the amortization of principal and/or interest is set forth in an annex attached to this Note.

All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

“Business Day” means, unless otherwise specified on the face hereof or in the Annex attached hereto, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.  If an Interest Payment Date or Maturity for this Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest to be made on such day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

This Note will be redeemable at the option of the Company prior to its Stated Maturity only if an Initial Redemption Date is specified on the face hereof.  If so specified, this Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $1,000 or integral multiples thereof, at the redemption prices specified in an annex attached to this Note, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Note prior to the date of redemption will be payable to the Holder of this Note of record at the close of business on the relevant Record Date specified on the face hereof, all as provided in the Indenture.  The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture.  In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof.  This Note is not subject to a sinking fund unless otherwise specified in an annex attached hereto.

If so specified on the face of this Note, (i) this Note shall be subject to repayment, in whole or in part, prior to Stated Maturity at the option of the Holder on a certain date or dates and at a certain price or prices, plus accrued and unpaid interest to but excluding the date of payment; (ii) the Stated Maturity of this Note may be extended at the option of the Company for one or more Extension Periods of from one to five years, as specified on the face hereof, up to but not beyond the Final Maturity Date specified on the face hereof; (iii) the interest rate specified on the face hereof may be reset by the Company in accordance with a formula or otherwise on the Optional Interest Reset Date or Dates specified on the face hereof; and/or (iv) this Note shall be renewable at the option of the Holder, in each case in accordance with the provisions of the Indenture applicable thereto and/or as specified in an annex attached to this Note.

Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the date of declaration, redemption or repayment, as the case may be.  The “Amortized Face Amount” of this Note shall be the amount equal to the principal amount of this Note multiplied by the Issue Price specified on the face hereof plus (b) the portion of the difference between the dollar amount thus obtained and the principal amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment but in no event shall the Amortized Face Amount of this Note exceed the principal amount stated on the face hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Noteholders to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding that would be affected thereby.  The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain covenants in the Indenture.  The Indenture also provides that the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may waive certain past defaults and their consequences on behalf of the Holders of all Notes.  Any such consent or waiver by the Holder of this Global Note (if not timely revoked in accordance with the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note or such Note.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing default with respect to the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Global Note on or after the respective due dates expressed herein.

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

If at any time the Depositary for this Global Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary for this Global Note shall no longer be registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation, the Company may appoint a successor Depositary with respect to this Global Note.  If (A) a successor Depositary for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (B) any Notes are represented by this Global Note at a time when an Event of Default with respect to the Notes shall have occurred and be continuing, then in each case the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes in exchange for this Global Note, shall authenticate and make available for delivery, individual Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

If agreed by the Company and the Depositary with respect to Notes issued in the form of this Global Note, the Depositary for such Global Note shall surrender this Global Note in exchange in whole or in part for individual Notes of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary.  Thereupon the Company shall execute, and the Trustee shall authenticate and make available for delivery, without a service charge, (1) to each Person specified by such Depositary, a new Note or Notes of like tenor and terms, and of any authorized denominations as requested by such Person in aggregate principal amount equal to and in exchange for the beneficial interest of such Person in this Global Note, and (2) to such Depositary a new Global Note of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of this Global Note and the aggregate principal amount of Notes delivered to Holders thereof.

Under certain circumstances specified in the Indenture, the Depositary may be required to surrender any two or more Global Notes which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered to the Trustee, and such new Global Note shall indicate each applicable Original Issue Date and the principal amount applicable to each such Original Issue Date.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates, and in the coin or currency, herein prescribed.

The Indenture contains provisions for the satisfaction and discharge of the Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in the Note which are defined in the Indenture but are not defined in this Note shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

UNIT GIFT

MIN ACT - _____Custodian_____

TEN ENT - as tenants by the

        (Cust)               (Minor)

entireties

Under Uniform Gifts to

Minors Act

JT TEN - as joint tenants with

right of survivorship and

not as tenants in common

     State

Additional abbreviations may also be used though not in the above list.

______________________

FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address
including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________ attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:____________________

NOTICE:  The signature(s) to this assignment must correspond with the name(s) as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Program.

ANNEX

REDEMPTION PRICE

The Company may, at its option, redeem the Notes in whole or in part at any time at a redemption price equal to the greater of:

(1)

100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on those Notes to the redemption date, or

(2)

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 15 basis points, plus accrued and unpaid interest on those Notes to the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.  For purposes of this Annex, the following definitions shall apply:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

(i)

the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

(ii)

if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities Inc. and its successors, unless it ceases to be a primary U.S. Government securities dealer in the United States (“Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

A-1